UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 22, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 — Other Events
SIGNATURE

Section 8
Item 8.01 — Other Events
     On February 22, 2006, Stone Energy Corporation (the “Company”) issued a press release announcing that it has provided notice to Bank of America, N.A., as administrative agent for the banks that are party to its Credit Agreement, of its receipt of notices of non-compliance from holders of its 6.75% Senior Subordinated Notes Due 2014 for failure to file its SEC reports and financial statements. The Credit Agreement requires, as a condition to additional borrowing, that there be no default or event of default under other debt instruments. Accordingly, the Company will be unable to borrow additional funds under the Credit Agreement until it cures any default or event of default by filing its delinquent SEC reports and financial statements. As of February 22, 2006, the Company had borrowings and letters of credit of $186 million under its Credit Agreement. The Company does not expect liquidity problems provided it files its SEC reports and financial statements in mid-March, as currently planned.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: February 22, 2006	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer